UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 11, 2025

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GXO LOGISTICS, INC.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-40470 (Commission File Number)	86-2098312 (IRS Employer Identification No.)

Two American Lane Greenwich, Connecticut		06831
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (203) 489-1287

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	GXO	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 11, 2025, the Board of Directors (the “Board”) of GXO Logistics, Inc. (the “Company”) approved the appointment of Bart Beeks to the position of chief operating officer (principal operating officer) of the Company. The appointment will be effective on January 2, 2026.

Mr. Beeks, age 56, most recently served as chief operating officer of CEVA Logistics, from June 2020 through June 2025. During his tenure at CEVA, Mr. Beeks rose from intern to chief operating officer, managing operations in more than 170 countries. Mr. Beeks has extensive experience in operations, implementation excellence, international and site-level management and building high-performing teams. As chief operating officer of CEVA, Mr. Beeks significantly improved operating margin and revenue growth and led the integration of multiple acquisitions. Prior to his role as chief operating officer, he served as Executive Vice President in Benelux and Senior Vice President of Operational Excellence at CEVA. Before his career in logistics, Mr. Beeks served as a Commanding Officer in the Dutch Special Forces.

There are no family relationships between Mr. Beeks and any director or executive officer of the Company, and Mr. Beeks has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Employment Agreement Summary Term Sheet with Mr. Beeks

The Company and Mr. Beeks entered into an employment agreement summary term sheet, effective as of December 11, 2025 (the “Term Sheet”), the material terms of which are summarized below. The Term Sheet is expected to be replaced and superseded by a formal agreement between the Company and Mr. Beeks.

Position. Under the Term Sheet, Mr. Beeks will serve as the Company’s chief operating officer.

Work Location. The Term Sheet provides that Mr. Beeks’ principal place of employment will be the Company’s office in Eindhoven, Netherlands and subject to required business travel and future business needs.

Salary; Target Annual Bonus. The Term Sheet provides that the annual base salary for Mr. Beeks will be $550,000 and that the target annual bonus for Mr. Beeks will be 100% of base salary.

2026 Annual Long-Term Incentive Opportunity. Beginning in 2026, Mr. Beeks will be eligible to participate in the long-term equity program applicable to similarly situated senior executive officers of the Company. The total target grant date value for the 2026 annual equity awards to be granted to Mr. Beeks will be no less than $750,000.

Severance. The Term Sheet provides that Mr. Beeks will be eligible to participate in the GXO Logistics, Inc. Severance Plan, as in effect from time to time, during his employment as chief operating officer.

Benefits. The Term Sheet provides that Mr. Beeks will be eligible for benefits in accordance with the Company’s benefits programs available to similarly situated senior executives from time to time.

Restrictive Covenants. The Term Sheet provides that, as a condition to employment, Mr. Beeks and the Company will enter into a Confidential Information Protection Agreement, which provides for certain restrictive covenants.

Item 7.01	Regulation FD Disclosure.
On December 12, 2025, the Company issued a press release regarding certain of the matters described in Item 5.02. A copy of the press release is furnished herewith as Exhibit 99.1.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated December 12, 2025, issued by GXO Logistics, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2025	GXO LOGISTICS, INC.

	By:	/s/ Karlis P. Kirsis
	Name:	Karlis P. Kirsis
	Title:	Chief Legal Officer